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                                                                 Exhibit 10.59

[LOGO]

August 2, 1999
(Revised)

William O'Kelly
1714 Washington Street #8
Calistoga, CA 94515

Dear William:

We are very pleased that you are considering joining us at Informix Software, Inc. (Company). The purpose of this letter is to set forth our offer of employment. We propose that you begin employment with Informix Software, Inc. in the capacity of Vice President Treasurer in our Menlo Park office, reporting to Howard Bain, Chief Financial Officer.

Your salary, computed on an annual basis beginning on the date you become an employee of the Company, will be $195,000 per year and shall be paid in equal semi-monthly installments of $8,125.

It will be recommended to the Board of Directors that you receive a non-qualified stock option under the Informix Corporation Employee Stock Option Plan to acquire 50,000 shares of the common stock of Informix Corporation on terms and conditions to be determined solely by the Board of Directors at the time of the grant. You, of course, will be under no obligation to exercise any stock options which may be granted to you.

In addition, you will also participate in the Executive Incentive
Compensation Plan in 1999 at a rate of 35%. Plan details will be provided under separate cover.

This offer of employment is contingent upon the following:

-  Your signing of the Company's Employee Confidential/Ownership/
   Nonsolicitation Agreement, in the form attached.

-  Your acceptance of this offer by signing this letter below.

-  Your signing of the enclosed W-4 form.

- Within your first day of employment, you must provide for examination proof of your legal right to work in the United States and complete the Immigration Form I-9 as required by the U.S. Immigration and Naturalization Service. These include either 1) a U.S. passport, a U.S. certificate of citizenship, a U.S. certificate of naturalization, an unexpired foreign passport with attached employment authorization or an alien registration card with photograph; OR 2) a state driver's license, a state I.D. card, a U.S. military card AND a Social Security card or a U.S. birth certificate. If you do not have proof of identification on the first day of employment, you will be sent home to obtain the documents. You will not be placed on the payroll until this form is completed by a Company representative. If for any reason you are unable to provide proof of your identity as well as your legal right to work in the United States within the first three days, the

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Page 2
William O'Kelly
August 2, 1999
(Revised)


   Company may terminate your employment. From time to time after your first day of employment, you may be asked to provide proof of your identity as well as your legal right to work in the United States. Employment may be contingent upon approval of an Export License granted by the U.S. Department of Commerce, if required.

This offer of employment is for employment "at will", which means that it is not for any specific period of time and your employment may be terminated with or without cause by yourself or the Company at any time and for any reason.

As an employee of Informix, you also agree to comply with company policies, procedures and standards of conduct that may be established by the Company.

This offer of employment contains all of the terms and conditions of your employment with the Company and supersedes any and all prior, oral or written representations or agreements made by anyone employed by, or associated with, the Company.

The terms of this offer, if accepted, will become your terms of employment and can only be added to or modified by a written document signed by the Vice President of Human Resources, Human Resources Director or the President of the Company.

I am looking forward to your acceptance of this offer. Please be advised that this offer of employment is valid only to August 11, 1999. Please acknowledge your acceptance by signing and dating this letter and returning it to us by August 16, 1999. In addition, please complete the W-4 form and return it to the Human Resources Department prior to beginning your employment or no later than 3 days after your date of hire. Enclosed for your convenience in making the return is a self-addressed envelope. Please bring your I-9 form, required identification, and Non-Disclosure Agreement with you on your first day of employment for verification and witnessing by your manager.

Should you have any questions regarding this offer, please call Human Resources Staffing, Tina Hoelscher at 650-926-1028.

Sincerely,

INFORMIX SOFTWARE, INC.

/s/ Janet Grogan

Janet Grogan
Director of Staffing

Enclosures

AGREED ON THE 3RD DAY OF AUGUST 1999
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ANTICIPATED START DATE: AUGUST 31, 1999
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SIGNED: /S/ WILLIAM O'KELLY
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